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                                                                Exhibit 5.1

MARK A. WEISS
DIRECT DIAL: (513) 579-6599
FACSIMILE: (513) 579-6457
E-MAIL: MWEISS@KMKLAW.COM

                                  June 30, 2003


American Financial Group, Inc.
American Financial Capital Trust II
American Financial Capital Trust III
American Financial Capital Trust IV
One East Fourth Street
Cincinnati, Ohio  45202

Ladies and Gentlemen:

         We have acted as counsel to American Financial Group, Inc., an Ohio corporation ("AFG"), and American Financial Capital Trust II, American Financial Capital Trust III, and American Financial Capital Trust IV, each a statutory trust organized under the laws of the State of Delaware (each, an "American Financial Capital Trust"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), of a Registration Statement on Form S-3 (the "Registration Statement"), including a preliminary prospectus (the "Base Prospectus") relating to the public offering of up to $600,000,000 in aggregate principal amount of (i) debt securities of AFG, which may either be senior debt securities (the "Senior Debt Securities") to be issued pursuant to a senior indenture (the "Senior Indenture") between AFG and U.S. Bank National Association (formerly known as Firstar Bank, N.A.), as trustee (the "Senior Trustee"), subordinated debt securities ("Subordinated Debt Securities") to be issued pursuant to a Subordinated Indenture (the "Subordinated Indenture") between AFG and U.S. Bank National Association (formerly known as Firstar Bank, N.A.), as trustee (the "Subordinated Trustee"), or junior subordinated debt securities ("Junior Subordinated Debt Securities") to be issued pursuant to a junior subordinated indenture (the "Junior Subordinated Indenture") between AFG and U.S. Bank National Association (formerly known as Firstar Bank, N.A.), as trustee (the "Junior Subordinated Trustee"), (ii) shares of common stock of AFG (the "Common Stock"), (iii) shares of preferred stock of AFG (the "Preferred Stock"), (iv) warrants to purchase Common Stock, Senior Debt Securities, Subordinated Debt Securities, Junior Subordinated Debt Securities or other securities of AFG (the "Warrants"), (v) depositary shares representing a fraction or a multiple of a share of a particular series of Preferred Stock (the "Depositary Shares"), (vi) stock purchase contracts of AFG (the "Stock Purchase Contracts"), (vii) stock purchase units of AFG (the "Stock Purchase Units"), and/or (viii) preferred securities representing preferred undivided beneficial interest in the assets of the American Financial Capital Trusts (the "Preferred Securities"). The proceeds of an offering of Preferred Securities by an American Financial Capital Trust (together with the proceeds from the issuance of common interests in such



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American Financial Group, Inc.
American Financial Capital Trust II
American Financial Capital Trust III
American Financial Capital Trust IV
June 30, 2003
Page 2


American Financial Capital Trust) will be used by such American Financial Capital Trust to purchase Subordinated Debt Securities of AFG, to be issued pursuant to supplemental indentures to the Junior Subordinated Indenture. In addition, certain payment obligations of the respective American Financial Capital Trusts with respect to the Preferred Securities of such American Financial Capital Trust will be guaranteed (on a subordinated basis) by AFG pursuant to a Preferred Securities Guarantee (each, a "Guarantee", and collectively, the "Guarantees") to be executed by AFG for the benefit of holders of Preferred Securities of such American Financial Capital Trust.

         We have, as counsel, examined such corporate records, certificates of public officials and officers of AFG and the American Financial Capital Trusts and other documents and reviewed such questions of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below. As to various questions of fact material to such opinions, we have relied upon representations of AFG and the American Financial Capital Trusts. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of AFG and the American Financial Capital Trusts and such agreements, certificates of public officials, certificates of officers or other representatives of AFG, the American Financial Capital Trusts and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than AFG and the American Financial Capital Trusts, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery of such documents by the parties to such documents, and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of AFG and the American Financial Capital Trusts and others.

         Based solely on the examination detailed above, we are of the opinion that:

         1. When (i) the issuance, execution and delivery of (a) supplemental indentures ("Senior Supplemental Indentures") to the Senior Indenture and (b) the Senior Debt Securities have been duly authorized by all necessary corporate action of AFG and (ii) a Senior Supplemental Indenture has been duly executed and delivered by AFG and the Senior Trustee




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American Financial Group, Inc.
American Financial Capital Trust II
American Financial Capital Trust III
American Financial Capital Trust IV
June 30, 2003
Page 3


and Senior Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto and in accordance with the Senior Indenture and such Senior Supplemental Indenture, assuming the terms of such Senior Debt Securities are in compliance with then applicable law, the Senior Debt Securities will be validly issued and will constitute valid and binding obligations of AFG enforceable against AFG in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, and except as the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         2. When (i) the issuance, execution and delivery of (a) supplemental indentures ("Subordinated Supplemental Indentures") to the Subordinated Indenture and (b) Subordinated Debt Securities have been duly authorized by all necessary corporate action of AFG, and (ii) a Subordinated Supplemental Indenture has been duly executed and delivered by AFG and the Subordinated Trustee and the Subordinated Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto and in accordance with the Subordinated Indenture and such Subordinated Supplemental Indenture, assuming the terms of such Subordinated Debt Securities are in compliance with then applicable law, the Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of AFG enforceable against AFG in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, and except as the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         3. When (i) the issuance, execution and delivery of (a) supplemental indentures ("Junior Subordinated Supplemental Indentures") to the Junior Subordinated Indenture and (b) Junior Subordinated Debt Securities have been duly authorized by all necessary corporate action of AFG, and (ii) a Junior Subordinated Supplemental Indenture has been duly executed and delivered by AFG and the Junior Subordinated Trustee and the Junior Subordinated Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto and in accordance with the Junior Subordinated Indenture and such Junior Subordinated Supplemental Indenture, assuming the terms of such Junior Subordinated Debt Securities are in compliance with then applicable law, the Junior Subordinated Debt Securities will be validly




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American Financial Group, Inc.
American Financial Capital Trust II
American Financial Capital Trust III
American Financial Capital Trust IV
June 30, 2003
Page 4


issued and will constitute valid and binding obligations of AFG enforceable against AFG in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, and except as the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         4. When (i) the terms of the issuance and sale of the Common Stock shall have been duly authorized by all necessary corporate action of AFG and
(ii) the shares of Common Stock shall have been issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating to the Common Stock, against payment of the consideration fixed therefor by the Board of Directors of AFG or a duly authorized committee thereof, and if issued pursuant to Stock Purchase Contracts, Stock Purchase Units or Warrants, as contemplated by the terms thereof and of the agreements relating thereto, assuming that AFG has reserved for issuance the requisite number of shares of Common Stock, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

         5. When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with AFG's Amended and Restated Articles of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon AFG and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over AFG, and authorized by all necessary corporate action of AFG, (ii) articles of amendment to the Amended and Restated Articles of Incorporation fixing and determining the terms of the Preferred Stock has been filed with the Secretary of State of the State of Ohio and (iii) the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.

         6. When (i) the terms of the issuance and sale of the Warrants shall have been duly authorized by all necessary corporate action of AFG, (ii) the Warrants shall have been authenticated by the applicable warrant agent pursuant to the terms of a Warrant Agreement and (iii) the Warrants shall have been issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating to the Warrants, the Warrants will be validly issued and will constitute valid and binding obligations of AFG enforceable against AFG in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors'




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American Financial Group, Inc.
American Financial Capital Trust II
American Financial Capital Trust III
American Financial Capital Trust IV
June 30, 2003
Page 5


rights generally, and except as the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         7. When (i) the terms of the issuance and sale of the Depositary Shares shall have been duly authorized by all necessary corporate action of AFG, (ii) the number of Depositary Shares issued by AFG at no time exceeds the maximum amount of shares of Preferred Stock authorized to be issued by AFG's Amended and Restated Articles of Incorporation AFG and (iii) (iii) the Depositary Shares have been duly issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Depositary Shares will be validly issued, fully paid and nonassessable.

         8. When (i) the issuance, execution and delivery by AFG of any of the Stock Purchase Contracts and the Stock Purchase Units shall have been duly authorized by all necessary corporate action of AFG, (ii) the agreements relating thereto shall have been duly executed and delivered by the parties thereto, (iii) the Stock Purchase Contracts and the Stock Purchase Units shall have been duly executed and delivered by AFG and any other necessary signatories thereto and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, assuming that the terms of such Stock Purchase Contracts and Stock Purchase Units are in compliance with then applicable law, the Stock Purchase Contracts and the Stock Purchase Units will be validly issued and will constitute valid and binding obligations of AFG enforceable against AFG in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, and except as the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         9. When (i) the execution and delivery of any Guarantee shall have been duly authorized by all necessary corporate action of AFG, (ii) such Guarantee shall have been duly executed and delivered by AFG, (iii) the Preferred Securities to which such Guarantee relates have been duly issued and sold and the purchase price therefor has been received by the respective American Financial Capital Trust and (iv) the Guarantee shall have been qualified under the Trust Indenture Act of 1939, as amended, such Guarantee will constitute a valid and legally binding obligation of AFG, enforceable against AFG in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, and except as the




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American Financial Group, Inc.
American Financial Capital Trust II
American Financial Capital Trust III
American Financial Capital Trust IV
June 30, 2003
Page 6


enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         Our opinions expressed above are limited to the laws of the State of Ohio and the federal laws of the United States of America.

         We hereby consent to be named in the Registration Statement and Base Prospectus as the attorneys who have passed upon legal matters in connection with the sale of the aforesaid securities and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Sincerely,

                                   KEATING, MUETHING & KLEKAMP, P.L.L.



                                   By:            /S/ Mark A. Weiss
                                      -----------------------------------------
                                                      Mark A. Weiss
MAW:ksl